EXHIBIT 8.1
LISTING OF SUBSIDIARIES

The following is a list of the Company’s subsidiaries as at December 31, 2025, excluding certain subsidiaries that in aggregate are not significant.

Name of Subsidiary	State or Jurisdiction of Incorporation	Proportion of Ownership Interest
Athens Spirit L.L.C.	Marshall Islands	30.8%
Atlanta Spirit L.L.C.	Marshall Islands	30.8%
Barcelona Spirit L.L.C.	Marshall Islands	30.8%
Beijing Spirit L.L.C.	Marshall Islands	30.8%
Dilong Spirit L.L.C.	Marshall Islands	30.8%
Donegal Spirit L.L.C.	Marshall Islands	30.8%
Galway Spirit L.L.C.	Marshall Islands	30.8%
Jiaolong Spirit L.L.C.	Marshall Islands	30.8%
Kanata Spirit II Ltd.	Bermuda	30.8%
Kareela Spirit II Ltd.	Bermuda	30.8%
Kiowa Spirit Ltd.	Bermuda	30.8%
Limerick Spirit L.L.C.	Marshall Islands	30.8%
London Spirit L.L.C.	Marshall Islands	30.8%
Los Angeles Spirit L.L.C.	Marshall Islands	30.8%
Montreal Spirit L.L.C.	Marshall Islands	30.8%
Orchid Spirit L.L.C.	Marshall Islands	30.8%
Pinnacle Spirit L.L.C.	Marshall Islands	30.8%
Rio Spirit L.L.C.	Marshall Islands	30.8%
Rome Spirit L.L.C.	Marshall Islands	30.8%
Semakau Spirit L.L.C.	Marshall Islands	30.8%
Shenlong Spirit L.L.C.	Marshall Islands	30.8%
Singapore Spirit L.L.C.	Marshall Islands	30.8%
Summit Spirit L.L.C.	Marshall Islands	30.8%
Sydney Spirit L.L.C.	Marshall Islands	30.8%
T.I.L. Holdings Ltd.	Marshall Islands	30.8%
T.I.L. I L.L.C.	Marshall Islands	30.8%
T.I.L. II L.L.C.	Marshall Islands	30.8%
T.I.L. III L.L.C.	Marshall Islands	30.8%
T.I.L. IV L.L.C.	Marshall Islands	30.8%
T.I.L. IX L.L.C.	Marshall Islands	30.8%
T.I.L. V L.L.C.	Marshall Islands	30.8%
T.I.L. VI L.L.C.	Marshall Islands	30.8%
T.I.L. VII L.L.C.	Marshall Islands	30.8%
T.I.L. VIII L.L.C.	Marshall Islands	30.8%
T.I.L. X L.L.C.	Marshall Islands	30.8%
T.I.L. XI L.L.C.	Marshall Islands	30.8%
T.I.L. XII L.L.C.	Marshall Islands	30.8%
T.I.L. XIII L.L.C.	Marshall Islands	30.8%
T.I.L. XIV L.L.C.	Marshall Islands	30.8%
Tanker Investments Ltd.	Marshall Islands	30.8%
Teekay Business Process Services, Inc.	Philippines	30.8%
Teekay Chartering Limited	Marshall Islands	30.8%
Teekay Finance Limited	Bermuda	100%
Teekay Holdings Australia Pty Ltd.	Australia	30.8%
Teekay Holdings Limited	Bermuda	100%
Teekay Marine (Singapore) Pte. Ltd.	Singapore	30.8%
Teekay Marine Holdings Ltd.	Marshall Islands	30.8%
Teekay Marine Ltd.	Marshall Islands	30.8%
Teekay Marine Solutions Inc.	USA	30.8%
Teekay Services Ltd.	Bermuda	30.8%
Teekay Shipping (Australia) Pty Ltd.	Australia	30.8%

Teekay Shipping (Canada) Ltd.	Canada	30.8%
Teekay Shipping (India) Private Limited	India	30.8%
Teekay Shipping (Singapore) Pte Ltd	Singapore	30.8%
Teekay Shipping (UK) Ltd.	United Kingdom	30.8%
Teekay Shipping (USA), Inc.	USA	30.8%
Teekay Shipping Philippines, Inc.	Philippines	7.7%
Teekay Tanker Operations Ltd.	Marshall Islands	30.8%
Teekay Tankers Chartering Pte. Ltd.	Singapore	30.8%
Teekay Tankers Holdings Ltd.	Marshall Islands	30.8%
Teekay Tankers HZ Hull No. H-1586 L.L.C.	Marshall Islands	30.8%
Teekay Tankers HZ Hull No. H-1587 L.L.C.	Marshall Islands	30.8%
Teekay Tankers HZ Hull No. H-1592 L.L.C.	Marshall Islands	30.8%
Teekay Tankers HZ Hull No. H-1593 L.L.C.	Marshall Islands	30.8%
Teekay Tankers Ltd. (1)	Bermuda	30.8%
Teekay Tankers TS Hull No. S-1415 L.L.C.	Marshall Islands	30.8%
Tianlong Spirit L.L.C.	Marshall Islands	30.8%
Tokyo Spirit L.L.C.	Marshall Islands	30.8%
TPO AS	Norway	100%
TPO Investments Inc.	Marshall Islands	100%
Ugland Stena Storage AS	Norway	100%
Ulsan Spirit L.L.C.	Marshall Islands	30.8%
Zenith Spirit L.L.C.	Marshall Islands	30.8%

(1)Proportion of voting power held is 54.8%.